UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2009
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

3939 Technology Drive, Maumee, OH 43537
(Address of principal executive offices) (Zip Code)
(419) 887-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.2
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement
On September 23, 2009, Dana Holding Corporation. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. as representative of the several underwriters named in Schedule I thereof (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters 34,000,000 shares of the Company’s common stock, par value $0.01 per share, in a registered public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-161676) (the “Registration Statement”) and a related prospectus supplement. In addition, the Company also granted the Underwriters a 30-day option to purchase up to an additional 5,100,000 shares of its common stock.
The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is attached hereto as Exhibit 1.2 and is incorporated herein by reference.
Item 8.01 Other Events
On September 23, 2009, the Company announced the pricing of the Offering pursuant to the Registration Statement and a related prospectus supplement. Filed herewith are certain exhibits with respect to the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.2	Underwriting Agreement, dated September 23, 2009, among Dana Holding Corporation and Goldman, Sachs & Co. as representative of the several underwriters named in Schedule I thereof.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: September 29, 2009	By: Name:	/s/ Marc S. Levin Marc S. Levin
	Title:	Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
1.2	Underwriting Agreement, dated September 23, 2009, among Dana Holding Corporation and Goldman, Sachs & Co. as representative of the several underwriters named in Schedule I thereof.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

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